As filed with the Securities and Exchange Commission on March 31, 1995
                                                  Registration No. ________


                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                            THE SOUTHERN COMPANY
           (Exact name of registrant as specified in its charter)

                    Delaware                            58-0690070
         (State or other jurisdiction of      (I.R.S. Employer Identification
          incorporation or organization)                     No.)

            64 Perimeter Center East                       30346
                Atlanta, Georgia                         (Zip Code)
           (Address of principal executive
                    offices)

                       SOUTHERN ELECTRIC INTERNATIONAL, INC.
                         SAVINGS PLAN FOR COVERED EMPLOYEES

                               (Full title of the plan)


                         TOMMY CHISHOLM, Secretary
                            THE SOUTHERN COMPANY
                          64 Perimeter Center East
                           Atlanta, Georgia 30346
                  (Name and address of agent for service)
                                404-668-3575
       (Telephone number, including area code, of agent for service)


  The Commission is requested to mail signed copies of all orders, notices and communications to:

         W. L. WESTBROOK                JOHN D. McLANAHAN
    Financial Vice President             TROUTMAN SANDERS
      THE SOUTHERN COMPANY          600 Peachtree Street, N.E.
     64 Perimeter Center East             Suite 5200
     Atlanta, Georgia 30346        Atlanta, Georgia 30308-2216


                      CALCULATION OF REGISTRATION FEE

 Title of       Amount to be   Proposed       Proposed       Amount of
 securities to  registered     maximum        maximum        registration
 be registered                 offering       aggregate      fee
                               price per      offering
                               unit*          price*

 Common Stock,  200,000        $4,025,000     $20 1/8        $1,388
 par value $5   shares
 per share

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
_________________
* Pursuant to Rule 457 (h)(1), these figures are based upon the average of the high and low prices of the Common Stock on March 29, 1995, as reported in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.

          PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.   Incorporation of Documents by Reference.
               The documents listed below are incorporated by reference in this registration statement; and all documents subsequently filed by The Southern Company ("SOUTHERN" or the "registrant") or the Southern Electric International, Inc. Savings Plan for Covered Employees (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

               (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

               (b) The registrant's Current Reports on Form 8-K dated January 25, 1995 and February 15, 1995.

               (c)  The  description  of  the  registrant's   common  stock
               contained in registration no. 33-51433 filed under the Securities Act of 1933.

          Item 4.   Description of Securities.
               Not applicable.

          Item 5.   Interests of Named Experts and Counsel.

               None.

          Item 6.   Indemnification of Directors and Officers.

               Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the


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               corporation  as a  director, officer,  employee or  agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys'
               fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the
               adjudication   of  liability   but  in   view  of   all  the
               circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter herein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               The Bylaws of SOUTHERN provide in substance that no present or future director or officer of SOUTHERN shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating SOUTHERN or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such Bylaws described.

               The Bylaws of SOUTHERN also provide in pertinent part as follows:

               "Each person  who is  or was  a director  or officer  of the
               Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the
               Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the



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               benefit of  the heirs, executors and  administrators of such person.

               Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.

               The Corporation may purchase and maintain insurance at the expense of the Corporation on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.
               The foregoing rights shall not be exclusive of any other rights to which any such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities."

               SOUTHERN has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

          Item 7.   Exemption from Registration Claimed.
               Not applicable.


          Item 8.   Exhibits.
               Exhibit
               Number

               4(a)  - Composite  Certificate of  Incorporation of SOUTHERN
                       reflecting all amendments to date. (Designated in Registration No. 33-3546 as Exhibit 4(a), in Certificate of Notification, File No. 70-7341, as Exhibit A and in Certificate of Notification, File No. 70-8181, as Exhibit A.)

               4(b)  - Bylaws of SOUTHERN as amended effective October  21,
                       1991 and presently in effect. (Designated in Form U-1, File No. 70-8181, as Exhibit A-2.)


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






               4(c)  - Southern  Electric International,  Inc. Savings Plan
                       For Covered Employees.

               5     - Opinion of Troutman Sanders, counsel to SOUTHERN.

               23(a) - The  consent  of Troutman  Sanders  is contained  in
                       Exhibit 5.

               23(b) - Consent of Arthur Andersen LLP.

               24    - Powers of Attorney and resolution.

               Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

          Item 9.   Undertakings.

               (a) Rule 415  offerings.  The undersigned  registrant hereby undertakes:

                   (1) To  file, during any period in which offers or sales
                       are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii)  To  include  any  material  information  with
                              respect  to  the  plan  of  distribution  not
                              previously disclosed in the registration statement or any material change to such information in the registration statement;

                              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                   (2) That, for the  purpose of determining any  liability
                       under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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






                   (3) To  remove from  registration by  means  of a
                       post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Filings incorporating subsequent Exchange  Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Filing of registration  statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
                   (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




















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






                                      SIGNATURES
               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 31, 1995.

                                   THE SOUTHERN COMPANY

                                   By:  A.W. Dahlberg
                                        Chairman, President and
                                        Chief Executive Officer

                                   By:  /s/Wayne Boston
                                        Wayne Boston
                                        Attorney-in-Fact

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE           TITLE                         DATE

          A.W. Dahlberg       Chairman of the Board, President
                              and Chief Executive Officer
                              (Principal Executive Officer)




          W. L. Westbrook     Financial Vice President (Principal
                              Financial and Accounting Officer)
          W.P. Copenhaver         )
          A. D. Correll           )
          Paul J. DeNicola        )
          Jack Edwards            )
          H. Allen Franklin       )
          Bruce S. Gordon         )
          L.G. Hardman III        )  Directors
          Elmer B. Harris         )
          Earl D. McLean, Jr.     )
          William J. Rushton, III )
          Herbert Stockham        )



          By:  /s/Wayne Boston                              March 31, 1995
                 Wayne Boston
               Attorney-in-Fact

               The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 31, 1995.


                       SOUTHERN ELECTRIC INTERNATIONAL, INC.
                       SAVINGS PLAN FOR COVERED EMPLOYEES

                       By:  /s/Raymond D. Hill
                            Raymond D. Hill
                            Chairman, Southern Electric International, Inc. Savings Plan For Covered Employees Committee








































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